As filed with the Securities and Exchange Commission on May 16, 2014.

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

 ____________________

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

____________________

EMERALD OIL, INC.

(Exact Name of Registrant as Specified in its Charter)

____________________

Montana	76-0362774
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

1600 Broadway, Suite 1360

Denver, Colorado 80202

(303) 595-5600

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

____________________

McAndrew Rudisill Chief Executive Officer Emerald Oil, Inc. 1600 Broadway, Suite 1360 Denver, Colorado 80202 (303) 595-5600	With Copies To: Kirk Tucker Mayer Brown LLP 700 Louisiana Street, Suite 3400 Houston, Texas 77002 Telephone: (713) 238-2500
(Name, address, including zip code, and telephone number, including area code, of agent for service)

____________________

Approximate Date of Commencement of Proposed Sale to the Public: From time to time after the effective date of this registration statement, as determined by market conditions and other factors.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box:  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box:  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (do not check if a smaller reporting company)	Smaller reporting company	☐

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CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)		Proposed Maximum Offering Price Per Share(3)	Proposed Maximum Aggregate Offering Price(3)	Registration Fee
Common Stock, par value $.001 per share	12,993,085	(2)	$6.30	$81,856,436	$10,545

(1) This registration statement also relates to an indeterminate number of shares of the registrant’s common stock that may be issued upon stock splits, stock dividends or similar transactions in accordance with Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”).

(2) Consists of 7,878,452 shares of common stock and 5,114,633 shares of common stock issuable upon the exercise of certain warrants.

(3) Estimated solely for the purpose of calculating the registration fee required by Section 6(b) of the Securities Act and computed pursuant to 457(c) under the Securities Act based on the average of the high and low prices of the registrant’s common stock on the NYSE MKT on May 15, 2014.

____________________

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment, which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling shareholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MAY 16, 2014

PROSPECTUS

12,993,085 Shares of Common Stock

____________________

This prospectus relates to the offer and sale from time to time by the selling shareholders identified in the section entitled “Selling Shareholders” of up to an aggregate of 12,993,085 shares of our common stock, including 7,878,452 shares held by the selling shareholders and 5,114,633 shares issuable to the selling shareholders upon the exercise of outstanding warrants. The shares of common stock described in this prospectus may be sold from time to time pursuant to this prospectus by the selling shareholders in ordinary brokerage transactions, in transactions in which brokers solicit purchases, in negotiated transactions, or in a combination of such methods of sale, at market prices prevailing at the time of sale, at prices relating to such prevailing market prices, or at negotiated prices. See “Plan of Distribution.” We cannot predict when or in what amounts a selling shareholder may sell any of the shares offered by this prospectus.

The selling shareholders will receive all of the proceeds from any sales. We will not receive any of the proceeds. However, we may receive gross proceeds of approximately $29.5 million if all of the warrants are exercised for cash. If some or all of the warrants are exercised, the money we receive will be used for general corporate purposes. The selling shareholders will pay all brokerage fees and commissions and similar sale-related expenses. We are only paying expenses relating to the registration of the shares with the Securities and Exchange Commission.

Our common stock is quoted on the NYSE MKT under the symbol “EOX.” On May 15, 2014, the last reported sale price of our common stock on the NYSE MKT was $6.17 per share.

____________________

Investing in our common stock involves risks. Please read carefully the information under the headings “Risk Factors” beginning on page 3 and “Cautionary Note Regarding Forward-Looking Statements” on page 2 of this prospectus before you invest in our common stock.

Our principal offices are located at 1600 Broadway, Suite 1360, Denver, Colorado 80202, and our telephone number is (303) 595-5600.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated                     , 2014.

-i-

ABOUT THIS PROSPECTUS

This prospectus is part of a shelf registration statement that we filed with the Securities and Exchange Commission (the “SEC”). Under this shelf registration process, the selling shareholders may, from time to time, sell the securities described in this prospectus in one or more offerings. This prospectus provides you with a description of the securities that may be offered by the selling shareholders. Each time a selling shareholder sells securities, the selling shareholder is required to provide you with this prospectus and, in certain cases, a prospectus supplement containing specific information about the selling shareholder and the terms of the securities being offered. That prospectus supplement may include additional risk factors or other special considerations applicable to those securities. Any prospectus supplement may also add, update, or change information in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in that prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under “Where You Can Find More Information; Incorporation by Reference.”

As permitted by the rules and regulations of the SEC, the registration statement, of which this prospectus forms a part, includes additional information not contained in this prospectus. You may read the registration statement and the other reports we file with the SEC at the SEC’s web site or at the SEC’s offices described under the heading “Where You Can Find Additional Information” and “Incorporation by Reference.”

The distribution of this prospectus may be restricted by law in certain jurisdictions. You should inform yourself about and observe any of these restrictions. This prospectus does not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which the offer or solicitation is not authorized, or in which the person making the offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make the offer or solicitation.

Unless the context requires otherwise or unless otherwise indicated, all references in this prospectus or any prospectus supplement to “Emerald,” “we,” “our,” “us,” or “the company” refer to Emerald Oil, Inc.

You should rely only on the information contained or incorporated by reference in this prospectus or the documents to which we have referred you or information that is contained in any prospectus supplement or free writing prospectus to be delivered to you. We have not authorized anyone to provide you with information that is different from such information. If anyone provides you with additional, different or inconsistent information, you should not rely on it. The information contained in this prospectus is accurate only as of the date of each document regardless of the time of delivery of this prospectus or any sale of these securities. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front of this prospectus. In case there are any differences or inconsistencies between this prospectus and the information incorporated by reference, you should rely on the information in the document with the latest date.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This registration statement includes assumptions, expectations, projections, intentions or beliefs about future events. These statements are intended as “forward-looking statements” under the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are subject to risks and uncertainties.

All statements other than statements of historical facts included in this registration statement, including but not limited to those regarding our financial position, business strategy, plans and objectives of management for future operations, industry conditions, and indebtedness covenant compliance, are forward-looking statements. When used in this report, forward-looking statements are generally accompanied by terms or phrases such as “estimate,” “project,” “predict,” “believe,” “expect,” “anticipate,” “target,” “plan,” “budget,” “intend,” “seek,” “goal,” “will,” “should,” “may” or other words and similar expressions that convey the uncertainty of future events or outcomes. Items contemplating or making assumptions about, actual or potential future sales, market size, collaborations, and trends or operating results also constitute such forward-looking statements.

Forward-looking statements involve inherent risks and uncertainties, and important factors (many of which are beyond our company’s control) that could cause actual results to differ materially from those set forth in the forward-looking statements, including but not limited to the following: general economic or industry conditions, nationally and/or in the communities in which our company conducts business, changes in the interest rate environment, legislation or regulatory requirements, conditions of the securities markets, our ability to raise capital, changes in accounting principles, policies or guidelines, financial or political instability, acts of war or terrorism, other economic, competitive, governmental, regulatory and technical factors affecting our company’s operations, products, services and prices.

We have based these forward-looking statements on our current expectations and assumptions about future events. While our management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. Accordingly, results actually achieved may differ materially from expected results in these statements.

Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this registration statement. We do not undertake, and specifically disclaim, any obligation to update any forward-looking statements to reflect any event or circumstance that may arise after the date of such statements, other than as may be required by applicable law or regulation. Readers are urged to carefully review and consider the various disclosures made by us in our reports filed with the SEC, which attempt to advise interested parties of the risks and factors that may affect our business, financial condition, results of operation and cash flows. If one or more of these risks or uncertainties materialize, or if the underlying assumptions prove incorrect, our actual results may vary materially from those expected or projected.

Additional factors that could cause actual results to vary from expected results are discussed in the “Risk Factors” section, beginning on page 3 of this prospectus, and any supplement to this prospectus and in our annual report on Form 10-K and our quarterly reports on Form 10-Q.

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THE COMPANY

Emerald Oil, Inc. is an independent exploration and production operator that is focused on acquiring acreage and developing wells in the Williston Basin of North Dakota and Montana, targeting the Bakken and Three Forks shale oil formations and Pronghorn sand oil formation. Emerald Oil, Inc. is a Montana corporation, and our principal offices are located at 1600 Broadway, Suite 1360, Denver, Colorado 80202. Our telephone number is (303) 595-5600.

RISK FACTORS

An investment in our securities involves risks. Before you invest in our securities, you should carefully consider the specific risk factors included in our most recent Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q and those that may be set forth in any applicable prospectus supplement, together with all of the other information included in this prospectus, any prospectus supplement and the other documents we incorporate by reference. If any of these risks, or additional risks and uncertainties not currently known to us or that we currently consider immaterial, were to materialize, our business, results of operations, cash flows and financial condition could be materially adversely affected. In that case, the trading price of our common stock could decline and you could lose all or a part of your investment. For more information, see “Where You Can Find More Information.”

USE OF PROCEEDS

This prospectus relates to the offer and sale from time to time of up to an aggregate of 12,993,085 shares of common stock for the account of the selling shareholders referred to in this prospectus. We will not receive any of the proceeds from the sale of any shares of common stock by the selling shareholders. If all of the warrants to purchase 5,114,633 shares of common stock are exercised for cash, we will receive gross proceeds of approximately $29.5 million. If some or all of the warrants are exercised, the money we receive will be used for general corporate purposes.

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SELLING SHAREHOLDERS

This prospectus relates to the offer and sale from time to time by the selling shareholders identified below of up to an aggregate of 12,993,085 shares of our common stock, including 5,114,633 shares issuable to the selling shareholders upon the exercise of outstanding warrants. The warrants were issued to the selling shareholders in February 2013 at an initial exercise price of $5.77 per share and are exercisable until December 31, 2019. The warrants also provide for an adjustment in the number of common shares and exercise price in the event of stock dividends, stock splits, reclassifications, combinations and certain other events. This prospectus will not cover subsequent sales of common stock purchased from a selling shareholder named in this prospectus.

No offer or sale under this prospectus may be made by a shareholder unless that holder is listed in the table below, in a supplement to this prospectus or in an amendment to the related registration statement that has become effective. We will supplement or amend this prospectus to include additional selling shareholders upon request and upon provision of all required information to us, subject to the terms of a registration rights agreement between us and the selling shareholders.

The following table sets forth the maximum number of shares of our common stock to be sold by the selling shareholders. The table also sets forth the name of each selling shareholder, the nature of any position, office, or other material relationship that the selling shareholder has had, within the past three years, with us or with any of our predecessors or affiliates, and the number of shares of our common stock to be owned by such shareholders after completion of the offering.

We prepared the table based on information supplied to us by the selling shareholders. We have not sought to verify such information. Additionally, the selling shareholders may have sold or transferred some or all of their shares of our common stock in transactions exempt from the registration requirements of the Securities Act since the date on which the information in the table was provided to us. Other information about the selling shareholders may also change over time.

Except as otherwise indicated, each selling shareholder has sole voting and dispositive power with respect to such shares.

Name	Shares Beneficially Owned Prior to the Offering	Number of Shares Being Offered	Shares Beneficially Owned After the Offering
			Number	Percent(2)
WDE Emerald Holdings LLC(3)(5)	12,558,925	12,558,925	0	*
White Deer Energy FI L.P.(4)(5)	434,160	434,160	0	*

 *Less than 1%

(1)	Beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act and includes any shares as to which the shareholder has sole or shared voting power or investment control, and also any shares that the shareholder has the right to acquire within 60 days of the date hereof, whether through the exercise or conversion of any stock option, convertible security, warrant or other right. The indication herein that shares are beneficially owned is not an admission on the part of the shareholder that he, she or it is a direct or indirect beneficial owner of those shares. Because the selling shareholders are not obligated to sell all or any portion of the shares of our common stock shown as offered by them, we cannot estimate the actual number of shares (or actual percentage of the class) of our common stock that will be held by any selling shareholder upon completion of this resale offering. However, for purposes of this table, we have assumed that, after completion of the offering, none of the shares covered by this prospectus will be held by the applicable selling shareholder.

(2)	Calculated based on 66,290,201 shares of our common stock outstanding on May 15, 2014.

(3)	The number of shares being offered includes 4,943,729 shares of common stock issuable upon exercise of warrants.

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(4)	The number of shares being offered includes 170,904 shares of common stock issuable upon exercise of warrants.

(5)	WDE Emerald Holdings LLC and White Deer Energy FI L.P. are members of a “group” for purposes of Section 13(d) of the Exchange Act. Such group includes White Deer Energy L.P., White Deer Energy TE L.P., Edelman & Guill Energy L.P., Edelman & Guill Energy Ltd., Thomas J. Edelman and Ben A. Guill. White Deer Energy L.P. and White Deer Energy TE L.P. are the members of WDE Emerald Holdings LLC. By virtue of being members of WDE Emerald Holdings LLC, White Deer Energy L.P. and White Deer Energy TE L.P. may be deemed to possess voting and dispositive power with respect to the shares of common stock beneficially owned by WDE Emerald Holdings LLC. Edelman & Guill Energy L.P. is the general partner of White Deer Energy L.P., White Deer Energy TE L.P. and White Deer Energy FI L.P.; Edelman & Guill Energy Ltd. is the general partner of Edelman & Guill Energy L.P.; and Messrs. Edelman and Guill are the directors of Edelman & Guill Energy Ltd. Accordingly, each of Edelman & Guill Energy L.P., Edelman & Guill Energy Ltd., and Messrs. Edelman and Guill may be deemed to control the investment decisions of (i) White Deer Energy L.P. and White Deer Energy TE L.P. and, therefore, WDE Emerald Holdings LLC and (ii) White Deer Energy FI L.P. The members of the aforementioned “group” disclaim beneficial ownership of the shares of common stock beneficially owned by WDE Emerald Holdings LLC and White Deer Energy FI L.P. except to the extent of their respective pecuniary interests therein. Mr. Edelman has served on our board of directors since February 2013. The business address for each member of the aforementioned “group” is 700 Louisiana, Suite 4770, Houston, TX 77002.

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PLAN OF DISTRIBUTION

We are registering the common stock covered by this prospectus to permit the selling shareholders to conduct public secondary trading of such common stock from time to time after the date of this prospectus. The aggregate proceeds to the selling shareholders from the sale of the common stock will be the purchase price of the common stock less any discounts and commissions. A selling shareholder reserves the right to accept and, together with their agents, to reject, any proposed purchases of common stock to be made directly or through agents. We will not receive any of the proceeds of the sale of the common stock offered by this prospectus. However, upon any exercise of the warrants by payment of cash, we will receive the exercise price of the warrants.

The common stock offered by this prospectus may be sold or otherwise distributed from time to time:

•	directly by the selling shareholders and their successors, which include their donees, pledgees or transferees or their successors-in-interest, or

•	through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, commissions or agent’s commissions from the selling shareholders or the purchasers of the common stock (these discounts, concessions or commissions may be in excess of those customary in the types of transactions involved).

The selling shareholders and any underwriters, broker-dealers or agents who participate in the sale or distribution of the common stock may be deemed to be “underwriters” within the meaning of the Securities Act. The selling shareholders from time to time identified as or affiliated with registered broker-dealers participating in the sale or distribution of the common stock from time to time are deemed to be underwriters with respect to securities sold by them pursuant to this prospectus. As a result, any profits on the sale of the securities by such selling shareholders and any discounts, commissions or agent’s commissions or concessions received by any such broker-dealer or agents may be deemed to be underwriting discounts and commissions under the Securities Act. Selling shareholders who are deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to prospectus delivery requirements of the Securities Act. Underwriters are subject to certain statutory liabilities, including, but not limited to, Sections 11, 12 and 17 of the Securities Act.

The common stock may be sold in one or more transactions at:

•	fixed prices;

•	prevailing market prices at the time of sale;

•	prices related to such prevailing market prices;

•	varying prices determined at the time of sale; or

•	otherwise negotiated prices or without cash consideration.

These sales may be effected in one or more transactions:

•	on any national securities exchange or quotation on which the common stock may be listed or quoted at the time of the sale;

•	in the over-the-counter market;

•	in transactions other than on such exchanges or services or in the over-the-counter market;

•	through the writing of options, whether such options are listed on an options exchange or otherwise;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise, for the shares;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

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•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	through the settlement of short sales;

•	broker-dealers may agree with the selling shareholder to sell a specified number of shares at a stipulated price per share;

•	through dividends or other distributions made by selling shareholders to their respective partners, members or shareholders;

•	through any combination of the foregoing; or

•	any other method permitted pursuant to applicable law.

These transactions may include block transactions or crosses. Crosses are transactions in which the same broker acts as an agent on both sides of the trade.

In connection with the sales of the common stock, the selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which in turn may:

•	engage in short sales of the common stock in the course of hedging their positions;

•	sell the common stock short and deliver the common stock to close out short positions;

•	loan or pledge the common stock to broker-dealers or other financial institutions that in turn may sell the common stock;

•	enter into option or other transactions with broker-dealers or other financial institutions that require the delivery to the broker-dealer or other financial institution of the common stock, which the broker-dealer or other financial institution may resell under the prospectus; or

•	enter into transactions in which a broker-dealer makes purchases as a principal for resale for its own account or through other types of transactions.

The selling shareholders may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus after we have filed a supplement to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus.

The common stock may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. The obligations of underwriters or dealers to purchase the common stock offered will be subject to certain conditions precedent and the terms of any agreement entered into with the underwriters. Any public offering price and any discount or concession allowed or reallowed or paid by underwriters or dealers to other dealers may be changed from time to time.

To our knowledge, there are currently no plans, arrangements or understandings between any selling shareholders and any underwriter, broker-dealer or agent regarding the sale of the common stock by the selling shareholders.

There can be no assurance that any selling shareholder will sell any or all of the common stock under this prospectus. Further, we cannot determine whether any such selling shareholder will transfer, devise or gift the common stock by other means not described in this prospectus. In addition, any common stock covered by this prospectus that qualifies for sale under Rule 144 of the Securities Act may be sold under Rule 144 rather than under this prospectus. The common stock may be sold in some states only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification is available and complied with.

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The selling shareholders and any other person participating in the sale of the common stock will be subject to the Exchange Act. The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the common stock by the selling shareholders and any other such person. In addition, Regulation M may restrict the ability of any person engaged in the distribution of the common stock to engage in market-making activities with respect to the particular common stock. This may affect the marketability of the common stock and the ability of any person or entity to engage in market-making activities with respect to the common stock.

Underwriters, dealers or agents may be authorized by the selling shareholders to solicit offers by certain institutional investors to purchase the common stock from the selling shareholders pursuant to contracts providing for payment and delivery at a future date. Institutional investors with which these contracts may be made include, among others:

•	commercial and savings banks;

•	insurance companies;

•	pension funds;

•	investment companies; or

•	educational and charitable institutions.

We have agreed to indemnify the selling shareholders against certain liabilities, including liabilities under the Securities Act.

We have agreed to pay substantially all of the expenses incidental to the registration, offering and sale of the common stock to the public, including the payment of federal securities law and state blue sky registration fees, except that we will not bear, among other things, underwriting fees, discounts or commissions, expenses of counsel for the selling shareholders or transfer taxes relating to the sale of the common stock.

Once sold under the registration statement, of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

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DESCRIPTION OF CAPITAL STOCK

The following is a summary description of the rights of our common stock and preferred stock and related provisions of our articles of incorporation and our bylaws. The following description of our capital stock is intended as a summary only and is qualified in its entirety by reference to our articles of incorporation and our bylaws, which are filed as exhibits to the registration statement, of which this prospectus forms a part, and to the applicable provisions of Montana law.

Common Stock

Our articles of incorporation authorize 500,000,000 shares of common stock, par value $0.001 per share. As of May 15, 2014, we had 66,290,201 shares of common stock issued and outstanding. Each share of our common stock entitles its holder to one vote on all matters to be voted on by the shareholders. Except for the election of directors, which is determined by a plurality vote, and unless otherwise required by Montana law, all matters to be voted on by shareholders must be approved by a majority of the votes entitled to be cast by the holders of our common stock present in person or represented by proxy, voting as a single class. Except as otherwise provided by law or in our articles of incorporation, and subject to any voting rights granted to holders of any then outstanding preferred stock and the powers of our board of directors to amend our bylaws, amendments to our articles of incorporation and our bylaws must be approved by a majority of the votes entitled to be cast by the holders of our common stock, voting as a single class. Holders of our common stock are entitled to cumulate their votes in the election of directors. Each of our directors will be elected annually by our shareholders voting as a single class. Holders of our common stock are not entitled to preemptive rights, and our common stock is not subject to redemption or conversion. There are no redemption or sinking fund provisions applicable to our common stock. Subject to preferences that may apply to shares of preferred stock outstanding at the time, the holders of outstanding shares of our common stock are entitled to receive dividends out of assets legally available at the time if, as and when declared by our board of directors. Upon the liquidation, dissolution or winding-up of the company, the holders of our common stock are entitled to share in all assets remaining after payment of all our debts and other liabilities and the liquidation preferences of any then outstanding preferred stock. All shares of our common stock currently outstanding are fully paid and non-assessable.

Preferred Stock

Our articles of incorporation authorize 20,000,000 shares of preferred stock, par value $0.001 per share. As of May 15, 2014, we had 5,114,633 shares of Series B Voting Preferred Stock (the “Series B Preferred Stock”) issued and outstanding. We issued the Series B Preferred Stock in a private offering to affiliates of White Deer Energy L.P. on February 19, 2013. The Series B Preferred Stock is entitled to vote, until January 1, 2020, in the election of directors and on all other matters submitted to a vote of the holders of common stock as a single class. Each share of Series B Preferred Stock has one vote. The Series B Preferred Stock has no dividend rights and a liquidation preference of $0.001 per share. On and from time to time after January 1, 2020 we may redeem, in whole or in part, the then-outstanding shares of Series B Preferred Stock, at a redemption price per share equal to $0.001. The 5,114,633 shares of Series B Preferred Stock were issued as part of a unit with warrants to purchase 5,114,633 shares of common stock and will be surrendered to us upon exercise of each such warrant. The 5,114,633 shares of common stock underlying the warrants may be sold from time to time by the selling shareholders upon exercise of the warrants, and an equal number of shares of Series B Preferred Stock will be surrendered to us and cancelled upon such exercise.

Our board of directors has the authority, without action by our shareholders, to designate and issue our preferred stock in one or more series and to designate the rights, preferences and privileges of each series, which may be greater than the rights of our common stock. Other than our Series B Preferred Shares, it is not possible to state the actual effect of the issuance of any shares of our preferred stock upon the rights of holders of our common stock until our board of directors determines the specific rights of the holders of our preferred stock. However, the effects might include, among other things, restricting dividends on our common stock, diluting the voting power of our common stock, impairing the liquidation rights of our common stock, or delaying or preventing a change in control of the company without further action by our shareholders.

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LEGAL MATTERS

The validity of the securities offered hereby has been passed upon for us by Dorsey & Whitney LLP, Missoula, Montana. We filed this opinion as an exhibit to the registration statement of which this prospectus is a part. In connection with particular offerings of securities in the future, and if stated in the applicable prospectus supplement, the validity of the securities will be passed on for any underwriters or agents by such counsel named in the prospectus supplement.

EXPERTS

The consolidated financial statements as of December 31, 2013 and 2012 and for each of the three years in the period ended December 31, 2013 and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2013 incorporated by reference in this prospectus have been so incorporated in reliance on the reports of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

The information included in or incorporated by reference into this prospectus regarding estimated quantities of our proved reserves, the future net revenues from those reserves and their present value is based, in part, on estimates of our proved reserves, future production, and income attributable to certain leasehold and royalty interest as of December 31, 2013 that were prepared internally by us and reviewed by Netherland, Sewell & Associates, Inc., an independent petroleum engineering firm. These estimates are aggregated and the sums are included in or incorporated by reference into this prospectus in reliance upon the authority of the firm as an expert in these matters.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information requirements of the Exchange Act, which means that we are required to file reports, proxy statements, and other information, all of which are available for review and copying at the Public Reference Room of the Securities and Exchange Commission, 100 F Street, NE, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room, by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet website at http://www.sec.gov, where you can access reports, proxy information and registration statements, and other information regarding registrants that file electronically with the SEC through the EDGAR system.

We also maintain an Internet website at http://www.emeraldoil.com, which provides additional information about our company through which you can also access our SEC filings. The information set forth on our website is not part of this prospectus.

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INCORPORATION BY REFERENCE

This prospectus incorporates important business and financial information about us that is not included in or delivered with this prospectus. The information in the documents incorporated by reference is considered to be part of this prospectus. Statements contained in documents that we file with the SEC and that are incorporated by reference in this prospectus automatically update and supersede information contained in this prospectus, including information in previously filed documents or reports that have been incorporated by reference in this prospectus, to the extent the new information differs from or is inconsistent with the old information. The following documents filed by us under the Exchange Act are incorporated by reference into this prospectus as of their respective dates of filing:

•	our Annual Report on Form 10-K for the year ended December 31, 2013;

•	our Quarterly Report on Form 10-Q for the period ended March 31, 2014; and

•	our Current Reports on Form 8-K as filed with the SEC on January 10, 2014, February 13, 2014, and March 24, 2014.

We are also incorporating by reference all documents filed with the SEC by us pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, after the date of this prospectus (except information “furnished” on a current report on Form 8-K). All filings filed by us pursuant to the Exchange Act after the date of the initial registration statement and prior to the effectiveness of the registration statement shall be deemed to be incorporated by reference into the prospectus. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document, which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement.

Documents incorporated by reference are available from us without charge, excluding all exhibits, unless an exhibit has been specifically incorporated by reference in this prospectus. You may obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone, Emerald Oil, Inc., Attn.: Secretary, 1600 Broadway, Suite 1360, Denver, Colorado 80202; telephone number (303) 595-5600.

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PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Our expenses of this offering, other than the underwriting discounts and commissions, payable by us, are estimated to be as follows:

SEC Registration Fee	$10,545
Printing and Engraving Expenses	$10,000
Legal Fees and Expenses	$30,000
Accounting Fees and Expenses	$10,000
Miscellaneous	$—
Total	$60,545

ITEM 15.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

Sections 35-1-451 through 35-1-459 of the Montana Code Annotated authorize a court to award, or a corporation to provide, indemnification to directors and officers on terms sufficiently broad to permit indemnification under certain circumstances for liabilities arising under the Securities Act. Section 35-1-452 of the Montana Code Annotated authorizes a corporation to indemnify a director against liability incurred because he or she is or was a director of the registrant, provided that certain standards are met, except in connection with a proceeding by or in the right of the corporation in which the director is adjudged liable to the corporation or in connection with any other proceeding in which the director is adjudged liable on that basis that personal benefit was improperly received by the director. The company’s articles of incorporation and bylaws provide for indemnification of the company’s directors, officers, employees and agents to an extent not inconsistent with Montana law.

Section 35-1-216(2)(d) authorizes a corporation to include in its articles of incorporation a provision eliminating or limiting the liability of a director to the corporation or its shareholders for money damages for any actions or omissions by a director, except liability for the amount of a financial benefit received by a director to which the director is not entitled, an intentional infliction of harm on the corporation or the shareholders, an intentional violation of criminal law, or if the director participates in making an unlawful distribution. Our articles of incorporation contains provisions implementing, to the fullest extent permitted by Montana law, such limitations on a director’s liability to us and our shareholders for monetary damages for breach of fiduciary duties.

We have also entered into individual indemnification agreements with our directors. These agreements indemnify our directors to the fullest extent permitted by law against inordinate risks of claims and actions against them arising out of their service to and activities on our behalf.

ITEM 16.	EXHIBITS.

The Exhibits listed on the Exhibit Index of this registration statement are filed herewith or are incorporated herein by reference to other filings.

In reviewing the agreements included as exhibits to this registration statement, please remember they are included to provide you with information regarding their terms and are not intended to provide any other factual or disclosure information about us or the other parties to the agreements.

The agreements contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties have been made solely for the benefit of the other parties to the applicable agreement and:

•	should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;
•	have been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable agreement, which disclosures are not necessarily reflected in the agreement;
•	may apply standards of materiality in a way that is different from what may be viewed as material to you or other investors; and
•	were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement and are subject to more recent developments.

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Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time. Additional information about us may be found elsewhere in this registration statement and our other public filings, which are available without charge through the SEC’s website at http://www.sec.gov. See “Where You Can Find More Information; Incorporation by Reference.”

ITEM 17.	UNDERTAKINGS.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”).

(ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered, which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in this registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of this registration statement or made in a document incorporated or deemed incorporated by reference into this registration statement or prospectus that is part of this registration statement will, as to a purchaser with a time of contract of sale before such effective date, supersede or modify any statement that was made in this registration statement or prospectus that was part of this registration statement or made in any such document immediately prior to such effective date.

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(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by either registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on May 16, 2014.

EMERALD OIL, INC.

By:	/s/ McAndrew Rudisill
McAndrew Rudisill
Chief Executive Officer

We the undersigned officers and directors of Emerald Oil, Inc., hereby, severally constitute and appoint McAndrew Rudisill and Paul Wiesner, and each of them singly, our true and lawful attorneys with full power to them and each of them singly, to sign for us and in our names in the capacities indicated below, this registration statement on Form S-3 filed herewith and any amendments (including post-effective amendments) to this registration statement and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Emerald Oil, Inc., to comply with the provisions of the Securities Act, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on the 16th day of May, 2014.

/s/ McAndrew Rudisill
McAndrew Rudisill
Chief Executive Officer and Director
(Principal Executive Officer)

/s/ James Russell (J.R.) Reger
James Russell (J.R.) Reger
Vice Chairman and Director

/s/ Paul Wiesner
Paul Wiesner
Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)

/s/ Thomas J. Edelman
Thomas J. Edelman
Director

/s/ Duke R. Ligon
Duke R. Ligon
Director

/s/ Seth Setrakian
Seth Setrakian
Director

/s/ Daniel L. Spears
Daniel L. Spears
Director
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Exhibit Number	Description of Exhibit

3.1	Articles of Incorporation, incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed on June 2, 2011.

3.2

Articles of Merger, dated as of May 31, 2011, by and between Voyager Oil & Gas, Inc., a Delaware corporation, and Voyager Oil & Gas 1, Inc., a Montana corporation, incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed on June 2, 2011.

3.3	Articles of Amendment to the Articles of Incorporation, incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed on October 24, 2012.

3.4	Articles of Amendment to the Articles of Incorporation, incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed on February 19, 2013.

3.5	Amended Bylaws, incorporated by reference to Exhibit 3.2 to the Quarterly Report on Form 10-Q filed on November 8, 2012.

4.1	Specimen Certificate of Common Stock, incorporated by reference to Exhibit 4.1 of the Current Report on Form 8-K filed on October 24, 2012.

4.2	Registration Rights Agreement dated February 19, 2013, among Emerald Oil, Inc., WDE Emerald Holdings LLC and White Deer Energy FI L.P., incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on February 19, 2013.

4.3	Amendment No. 1 to the Registration Rights Agreement, dated June 4, among Emerald Oil, Inc., WDE Emerald Holdings LLC and White Deer Energy FI L.P., incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on June 4, 2013.

4.4	Amendment No. 2 to the Registration Rights Agreement, dated October 17, 2013, among Emerald Oil, Inc., WDE Emerald Holdings LLC and White Deer Energy FI L.P., incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on October 17, 2013.

4.5	Form of Warrant issued to investors in the February 2013 private placement (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed on February 19, 2013).

5.1	Legal Opinion of Dorsey & Whitney LLP.

23.1	Consent of BDO USA, LLP.

23.2	Consent of Netherland, Sewell & Associates, Inc.

23.3	Consent of Dorsey & Whitney LLP (included in Exhibit 5.1).

24.1	Power of Attorney (see signature page of this registration statement).

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